EXHIBIT 10.2
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                                                             EXECUTION COPY
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                            EMPLOYMENT AGREEMENT


        AGREEMENT dated as of the 1st day of July, 2005 by and between ACHIEVEMENT DATA, INC., a Minnesota corporation with its principal place of business at 112 North Third Street, Suite 400, Minneapolis, MN 55401 (the "Corporation") and MARTIN BORG, an individual residing at 11980 45th Avenue North, Plymouth, MN  44552
("Employee").

                            W I T N E S S E T H:
                            --------------------

        WHEREAS, on the Effective Date hereof, the Corporation has become a wholly-owned subsidiary of Touchstone Applied Science
Associates, Inc. ("TASA"), a Delaware corporation; and

        WHEREAS, the Corporation recognizes the importance of retaining its highly qualified employees by offering a certain degree of security to such individuals against changes; and

        WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

        WHEREAS, the Board of Directors (the "Board") of the Corporation in recognition of the acquisition of the Corporation by TASA, believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

        1.      EMPLOYMENT AND TERM.  Subject to the terms and conditions
                --------------------
of this Agreement, the Corporation agrees to employ Employee, and Employee hereby accepts employment by the Corporation, for a term beginning July 1, 2005 (the "Effective Date") and, except as set forth in the next sentence, ending on October 31, 2008 ("Employment Term"). In the event of a "Change of Control" of the Corporation
(as defined in Section 2 below) during the term of this Agreement, this Agreement shall remain in effect for the period commencing on the date of Change of Control and ending on the later of: (x) the date, not to exceed October 31, 2008, provided by Employee in a written notice of his election to terminate the Agreement (the
"Change of Control Election Notice"); provided Employee has given such Change of Control Election Notice to the Corporation and TASA within thirty (30) days of the date of the Change of Control; and
(y) if no Change of Control Election Notice is given within such thirty (30) day period, the last day of the Employment Term; in each case unless sooner terminated as provided in this Agreement.

        2.      CERTAIN DEFINITIONS.
                --------------------

                (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

                (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

                (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by TASA, the Corporation or a Subsidiary of TASA or the Corporation.

                (d) "Employee Benefit Plan" means any written plan providing benefits for employees of the Corporation.

                (e) CHANGE OF CONTROL.  For the purposes of this
                    ------------------
Agreement, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following:

                    (i)   A.  The acquisition (other than from ADI or
TASA) by any person, entity or "group", within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose TASA or its Subsidiaries, or any Executive Benefit
Plan which acquired beneficial ownership of voting securities of TASA or ADI) or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or an underwriter temporarily holding securities pursuant to an offering of such securities) of: (x) 40% or more of then outstanding shares of TASA's common stock, or the combined voting power of TASA's then outstanding voting securities entitled to vote generally in the election of directors; or (y) 50% or more of the then outstanding shares of ADI's common stock or the combined voting power of ADI's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of determining whether or not a "Change of Control" has occurred with respect to TASA, the following transactions shall be excluded from the calculation of the change in ownership of TASA's securities:

                              (1)  The offer or issuance of shares of
common stock pursuant to, or upon the exercise of any stock incentive plan, of TASA, or the reservation of shares for issuance pursuant to such plans;

                              (2)  The offer, sale, assignment or
transfer of any of the shares of common stock of TASA owned beneficially owned beneficially or otherwise by Cahill Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P.;


                          B.  Any stockholder-approved
liquidation or dissolution or sale of all or substantially all of ADI's assets

and
---

                    (ii) As a condition of, or in connection with, continuing employment of Employee by TASA, ADI or any successor thereto, either:

                          A.  Employee is required to, and refuses to,
relocate more than fifty (50) miles from Minneapolis, MN; or

                          B.  There is a material change in duties
inconsistent with Employee's position (including status, offices and titles and authority, duties or responsibilities as contemplated by Section 3 of this Agreement, and excluding isolated, insubstantial and inadvertent actions which are remedied by the Corporation promptly after receipt of notice thereof given by Employee).



        3.      DUTIES.  During the Term of this Agreement, Employee
                -------
shall serve in a capacity as President and Chief Executive Officer and shall serve in such other capacity or capacities as the Corporation may from time to time prescribe. Employee shall report to the President of TASA. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Corporation and which are normally associated with the position of Chief Executive Officer, consistent with the Bylaws of the Company and as required by the Board of Directors of the Corporation, including, but not limited to executive, administrative, development, production, marketing and other services and duties for the Corporation, at the present location of the Corporation or any office or location fifty (50) or less miles from Minneapolis, MN. The employment relationship between the parties shall be governed by the policies and practices established by the Board of Directors, except that when the terms of this Agreement differ from or are in conflict with the policies or practices of the Corporation, this Agreement shall control. During the Employment Term, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation and to perform faithfully and efficiently such responsibilities. During the Employment Term it shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures to fulfill speaking engagements and (C) manage personal investments, so long as Employee's duties in connection therewith do not interfere with Employee's duties under this Agreement.

        4.      COMPENSATION.
                -------------

                (a) BASE SALARY.  During the Term of this Agreement, the
                    ------------
Corporation shall pay to Employee, in equal installments at such intervals as are in effect from time to time for officers of TASA, an annual base salary (the "Base Salary") of One Hundred Seventy-
Five Thousand ($175,000.00) Dollars.

                (b) BONUS.  In addition to Base Salary, from and after
                    ------
November 1, 2005, and in connection with each twelve month period thereafter during the Employment Term (November 1 - October 31), Employee shall be eligible to participate in such Senior Level
Bonus Program as is established for executive level employees of TASA and approved by the Compensation Committee of TASA.

                (c) INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND
                    ---------------------------------------------
RETIREMENT PLANS.  In addition to Base Salary, Employee shall be
-----------------
eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation or TASA to executive level employees as a class in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

                (d) KEY MAN INSURANCE.  Employee agrees that, subject to
                    ------------------
approval of the Chief Executive Officer of TASA, the Corporation or TASA may obtain key man life insurance with respect to Employee, and in connection therewith, Employee agrees to submit to all reasonable and customary examinations requested by the provider of such life insurance.

                (e) EXPENSES.  Employee shall be entitled to
                    ---------
reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

                (f) VACATION.  During the Employment Term, Employee
                    --------
shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

                (g) DISABILITY.  The Corporation shall pay Employee for
                    -----------
any period, up to a maximum of two months in each thirty-six month period during the Term of this Agreement in which, pursuant to written certification of his physician, he is unable substantially to perform his duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due him for such period pursuant to Section 4(a), less the aggregate amount of all income disability benefits which for such period he may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal
Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including TASA) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

        5.      STOCK OPTIONS.
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                (a) As part of the consideration to be paid to Employee
for his services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by TASA (the
"Plan") for which an executive level employee may participate.

                (b) TASA hereby agrees that it shall cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options heretofore granted to Employee under the Plan. TASA covenants that it will keep such registration statement current until Employee is no longer employed by the Corporation. TASA hereby agrees that, for so long as either TASA does not have an effective registration statement on Form S-8 or TASA has an effective registration statement on Form S-8 but Employee is restricted in his ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Employee shall have "piggyback" registration rights with respect to the options granted to Employee under the Plan and the shares underlying such options.

                (c) As an incentive to enter into this Agreement, TASA, immediately upon the Effective Date of this Agreement, shall deliver to Employee a Stock Option Agreement pursuant to its 2000
Stock Option Incentive Plan, granting to Employee ten (10) year options for 40,000 shares of the common stock of the Corporation at fair market value as of the Effective Date, exercisable one year after the anniversary of the date of the grant.

        6.      RIGHTS OF TERMINATION.
                ----------------------

                (a) CAUSE.  During the Term of this Agreement, the
                    ------
Corporation shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, which in the reasonable opinion of the President of TASA is intended to result in material personal enrichment of Employee or any material detriment to the Corporation, (ii) failure by Employee to perform any of Employee's material obligations under
Section 3 of this Agreement which are not remedied within twenty
(20) days after receipt of written notice from the Corporation; provided, however, that Employee shall be subject to immediate termination hereunder if Employee has previously engaged in and received notice to cure such failure; (iii) conviction by Employee of a felony, (iv) any act of embezzlement or misappropriation of funds, (v) material breach of any representation or warranty hereunder; (vi) fraud or gross negligence in the performance of his duties hereunder, or (vii) material breach of the provisions of
Section 8 or 9 hereof.

                (b) DISABILITY; DEATH.  In the event that Employee, due
                    ------------------
to physical or mental disability or incapacity, is unable to fully perform his duties hereunder in the reasonable opinion of the President of TASA for (i) a period of ninety (90) or more days in any one hundred and eighty (180) day period, the Corporation may terminate Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after such notice is given to Employee (the "Disability Effective Date"). In the event that Employee is able to and recommences rendering services and fully performing his duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Agreement shall terminate immediately upon his death.

                (c) NOTICE OF TERMINATION.  Any termination of
                    ----------------------
Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 17 of this Agreement.

                (d) DATE OF TERMINATION.  "Date of Termination" means
                    --------------------
the date a Notice of Termination is given, or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

        7.      EFFECTS OF TERMINATION.  In the event that Employee's
                -----------------------
employment is terminated pursuant to Section 6 hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose
(i) Employee's pro rata Base Salary accrued but unpaid as of the Date of Termination, (ii) any compensation previously deferred by Employee (together with any accrued earnings thereon) and not yet paid by the Corporation, (iii) any accrued vacation pay not yet paid by the Company (iv) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation and (v) if termination is a result of the death or Disability of Employee, such Bonus, if any, pursuant to Section 4(b) hereof calculated pro rata, based upon the actual number of complete months that Employee is employed in the applicable fiscal year of the Corporation. In addition:

                    (i)   All Accrued Obligations specified in:

                              (x)  Sections 7(i), (ii) and (iii) shall be
paid to Employee in a lump sum in cash within 30 days of the Date of Termination.

                              (y)  Section 7(iv) shall be paid in accordance
with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of such Accrued Obligations; and

                              (z)  Section 7(v), if any, shall be paid not
later than the date bonuses are paid to executive level employees under the Senior Level Bonus Program in effect for the applicable fiscal year of termination.

                    (ii)  all then non-exercisable options shall
immediately and automatically terminate, and

                    (iii) any registration rights theretofore granted which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

        8.      CONFIDENTIALITY.
                ----------------

                (a) Employee understands and acknowledges that as a result of Employee's employment with the Corporation, and involvement with the business of the Corporation he is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, technology, processes, formulas, software, inventions and developments whether patented or not, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers and vendors, research and development reports, industry and competitive analyses, invention records and agreements, opinions of counsel, employee intellectual property and confidentiality agreements, licenses to and from third parties, and the like, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit. Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

                (b) Upon the termination of his employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation, and keep no copies of, all confidential information, whether drawings, manuals, letters, notes, notebooks, reports, and all other materials regardless of the media in which stored or the form thereof, and copies thereof, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

                (c) For purposes of this Section 8 and Section 9, the term "Corporation" includes the Corporation, TASA and any other predecessor corporation, and Subsidiaries and joint ventures of either.

                (d) Employee represents and warrants to the Corporation that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which he is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or similar agreement or form of confidentiality agreement.

                (e) Employee represents and warrants to the Corporation that all data provided in his resume, related papers and oral interviews is true, complete and correct and acknowledges that falsification, misrepresentation or deliberate omission of data will be deemed a material breach of this Agreement and sufficient cause for immediate termination of employment. Employee shall provide such information and consents as shall be requested in connection with a background investigation to be conducted by the Corporation, including, but not limited to, criminal conduct.

        9.      NON-COMPETITION.
                ----------------

                (a) Employee agrees that for a period commencing on the date hereof and ending on October 31, 2008 unless a different date applies pursuant to the provisions of 9(b) (the "Expiration Date"), he shall not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

                    (i) own, manage, operate, control, or invest in, any business which develops, publishes, manages, operates, licenses, markets or distributes any software, web site and/or internet-based distribution system relating to K-12 testing, test development, test preparation and/or assessment business and instructional materials related to any such K-12 testing, test development, test preparation and/or assessment business, or render any services as an officer, director, employee, partner, member, consultant or otherwise to, or have any interest as a stockholder, partner, member, investor, lender or otherwise in, any entity which is engaged in such activities, in each case whether in print, film, tape, electronic, internet or other media or forms; provided further that the foregoing shall not prohibit Employee from owning in the aggregate less than 1% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market; which, if performed by Employee would violate this
Section 9; or

                    (ii) solicit or attempt to solicit business of any customers of the Corporation (including prospective customers solicited by the Corporation during the term of his employment) for products or services the same or in competition with those offered, sold, produced or under development by the Corporation during the term of his employment therewith or dealt in by Employee during his employment with the Corporation.

                (b) Notwithstanding the foregoing Section 9(a), the terms and provisions of Section 9(a) shall not apply in the event of a termination by the Corporation without Cause, and shall not apply:

                    (i)   twenty-four months after the date of
termination set forth by Employee in the Change of Control Election Notice in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof; or

                    (ii) twelve months after the date of termination set forth by Employee in the Change of Control Election Notice in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof; or

                    (iii) eighteen months after the Date of
Termination as set forth in the Notice of Termination as provided in Section 6(c) in the event of a termination for Cause as defined in Section 6 hereof on or prior to June 30, 2006; or

                    (iv) twelve months after the Date of Termination as set forth in the Notice of Termination as provided in Section 6(c) in the event of a termination for Cause as defined in Section 6 hereof after June 30, 2006.

                (c) NON-SOLICITATION AND NON-HIRE.   Employee agrees
                    ------------------------------
that for a period beginning on the date hereof and ending two years after the applicable Expiration Date, he shall not, directly or indirectly, solicit or attempt to solicit for any business endeavor any employee of the Corporation, or solicit or attempt to solicit, or interfere with any business relationship between the Corporation and any other person or entity which existed during the term of employment ("Current Business Relationship"); provided, however, that for the two year period after the applicable Expiration Date, "Current Business Relationship" shall be limited to any business relationship between the Corporation and any other person or entity existing on the applicable Expiration Date or which the Corporation is taking reasonable steps to procure at the time of or immediately prior to the applicable Expiration Date; and provided, further, however, that nothing in this Section 9(c) shall prohibit Employee from soliciting business from any such person or entity related to a contract or business relationship that was not in existence on the applicable Expiration Date or which expired after the applicable Expiration Date by its terms without renewal or extension or continuing negotiation with respect thereto.

                (d) Nothing in this Section 9 shall waive any of the obligations of Employee under Section 8.

        10.     REMEDIES AND SURVIVAL.  Because the Corporation does not
                ----------------------
have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of any of the provisions of Sections 8 or 9, be available to the Corporation. A breach of any provision of
Section 8 or 9 shall constitute irreparable harm and be deemed a material breach under this Agreement. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

        11.     SEVERANCE PAYMENT.
                ------------------

                (a) The Company shall pay to Employee a severance payment in the amounts and under the circumstances set forth as follows:

                    (i) in the event a Change of Control occurs on or prior to June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in
Section 1 hereof, twenty-four months of his then current base salary as in effect on the Employee's last day of employment;

                    (ii) in the event a Change of Control occurs after June 30, 2006, and a Change of Control Election Notice is given by Employee to terminate this Agreement as provided in Section 1 hereof, twelve months of his then current base salary as in effect on the Employee's last day of employment.

                (b) The severance payment shall be payable in full within twenty (20) business days after the termination of Employee's employment, unless the parties agree otherwise.

                (c) The Employee agrees that prior to payment of the severance payment pursuant to this Section 11, Employee shall, as a condition thereto, execute a release, based on the Corporation's standard form (including mutual confidentiality and non-disparagement provisions), of any and all claims he may have against the Corporation and TASA and each of its officers, directors, employees and affiliates, except for his right to enforce any post-employment obligations to him, including but not limited to obligations of the Company under this Agreement and stock option agreements.

        12.     GUARANTY OF OBLIGATIONS.   To the extent that the
                ------------------------
Corporation is obligated to make payment to Employee under the terms of this Agreement and, without defense or set-off therefore, fails to do so, TASA hereby guarantees to Employee payment of such payment obligations.

        13.     SET-OFF.  The payments and performance by the Corporation
                --------
as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

        14.     ENTIRE AGREEMENT.  This Agreement and the Employee
                -----------------
Proprietary Rights Agreement between the Corporation and Employee and dated the date hereof, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

        15.     SEVERABILITY.  If any provision of this Agreement is held
                -------------
to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        16.     SUCCESSORS AND ASSIGNS.  This Agreement is personal to
                -----------------------
Employee and shall not be assignable by Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives, heirs, and successors. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        17.     COMMUNICATIONS AND NOTICES.  All notices and other
                ---------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party, or delivered by overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

        18.     CONSTRUCTION; COUNTERPARTS.  The headings contained in
                ---------------------------
this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Agreement to Sections are to the sections of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        19.     VALIDITY.  The invalidity or unenforceability of any
                ---------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Failure by a party to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof.

        20.     GOVERNING LAW.  This Agreement shall be governed by and
                --------------
construed under the laws of the State of New York and any cause of action asserted under this Agreement shall be brought in a court of competent jurisdiction in the County of Putnam and State of New
York.


        IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                    ACHIEVEMENT DATA, INC.


                                    By:___/S/_______________________
                                        Name:   Andrew L. Simon
                                        Title:  Vice President


                                    EMPLOYEE:


                                    _____/S/____________________
                                        Martin Borg


With respect to Paragraph 12:

TOUCHSTONE APPLIED SCIENCE
  ASSOCIATES, INC.


By:_/S/________________________
        Name:   Andrew L. Simon
        Title:  President